UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (515) 284-3000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Senior Notes Offering

On June 29, 2020, Meredith Corporation (the “Company”) completed its previously-announced private placement of $300 million aggregate principal amount of 6.500% senior secured notes due 2025 (the “Notes”) to several investment banks acting as initial purchasers who subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Company used the net proceeds from the sale of the Notes, together with the net proceeds from the Incremental Term Loans (defined below) and cash on hand to redeem all of its outstanding Series A preferred stock.

The Notes and the Indenture

The description of the Notes, security interests and collateral related thereto, and the guarantees thereof by certain of the Company’s subsidiaries is incorporated herein by reference from the Company’s Current Report on Form 8-K, filed on June 26, 2020.

The Notes were issued pursuant to an Indenture, dated as of June 29, 2020 (the “Indenture”), among the Company, certain of its subsidiaries party thereto as subsidiary guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Indenture contains covenants that will limit the ability of the Company and certain of its subsidiaries to, among other things:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt and issue certain preferred stock;

•	incur liens on assets;

•	engage in certain asset sales;

•	merge, consolidate with or sell all or substantially all of their assets;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries; and

•	allow to exist certain restrictions on the ability of restricted subsidiaries to pay dividends or make other payments to the Company.

Certain of the covenants will be suspended during any period in which the Notes receive investment grade ratings.

The Indenture also provides for certain events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be declared immediately due and payable. The following constitute events of default under the Indenture:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due and payable, upon redemption, acceleration or otherwise, of principal on the Notes;

•	failure by the Company or certain of its subsidiaries to comply with any of the other agreements in the Indenture (other than a failure to pay interest or principal) for 60 days after receipt of written notice of such failure;

•	one or more defaults shall have occurred under any mortgage, indenture or instruments under which the Company or certain of its subsidiaries have borrowed, issued or guaranteed indebtedness for borrowed money and both (a) such default resulted from the failure to pay such debt when due and the default has not been cured or the debt repaid in full within any applicable grace period and the default or defaults have resulted in the acceleration of the maturity of such debt and such acceleration has not been rescinded or such debt repaid in full within any applicable grace period and (b) the principal amount of such indebtedness exceeds $150 million;

•	one or more final and nonappealable judgments or orders that exceed $150 million in the aggregate (net of amounts covered by insurance) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or certain of its subsidiaries and the judgment or judgments are not paid, discharged or stayed for more than 60 days and, if such judgment is not covered by an indemnity or insurance, certain enforcement proceedings have then been commenced;

•	any guarantee by certain of the Company’s subsidiaries shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing not to be by the Company or certain of its subsidiaries, in full force and effect and enforceable in accordance with its terms;

•	certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries; and

•	any material lien created under any collateral document on assets of the Company or any Guarantor shall for any reason cease to be a valid lien, perfected to the extent, and with the priority, required by the collateral documents, on and security interest in any material portion of the collateral, subject to permitted liens, except (i) to the extent that any such loss of perfection or priority results from the failure of the collateral agent to maintain possession of any stock certificate, promissory note or other instrument actually delivered to it under the collateral documents or to properly file Uniform Commercial Code financing statements or continuation statements, (ii) as a result of the release of any lien or liens in accordance with the Indenture, the Notes and the collateral documents or (iii) to the extent due to foreign law, rules and regulations as they relate to pledges of equity interests in foreign subsidiaries.

The foregoing description of the Indenture and the Notes is not intended to be complete and is qualified in its entirety by reference to the Indenture and the form of Note, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Amendment to Credit Agreement

On June 29, 2020, the Company, together with the Guarantors, entered into an incremental amendment (the “Incremental Amendment”) to its term loan facility (the “Existing Term Loan Facility”) under its credit agreement, dated as of January 31, 2018 and as amended to date, with the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent to, among other things, incur $410 million of incremental term loans (the “Incremental Term Loans”) on substantially the same terms as the Existing Term Loan Facility.

The Company is permitted to prepay amounts outstanding under the Incremental Term Loans at any time without payment of a premium, except that a premium will apply equal to (x) on or prior to the first anniversary of the closing date of the amendment relating to such Incremental Term Loans, 3.00%, (y) on or prior to the second anniversary of the closing date of the amendment relating to such Incremental Term Loans, 2.00% and (z) on or prior to the third anniversary of the closing date of the amendment relating to such Incremental Term Loans, 1.00%, in each case, connection with any prepayment or assignment of such Incremental Term Loans. The Incremental Term Loans bear interest, at the Company’s option, at a rate equal to either a eurocurrency rate, plus an applicable margin (subject to a 1.00% eurocurrency floor), or the prime lending rate, plus an applicable margin.

The foregoing description of the Incremental Amendment is not intended to be complete and is qualified in its entirety by reference to the Incremental Amendment, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2020.

Registration Rights Agreement

On June 29, 2020, the Company entered into a registration rights agreement by and among the Company, the Guarantors and RBC Capital Markets, LLC (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement (“Exchange Offer Registration Statement”) with respect to a new issue of notes (“Exchange Notes”) having substantially identical terms as the Notes (except for the provisions relating to the transfer restrictions and payment of special interest). Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to be declared effective on or prior to the 360 day anniversary of the closing of the Notes offering. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer the holders of Notes, who are able to make certain representations, the opportunity to exchange the Notes for the Exchange Notes. In addition, if required under certain circumstances, the Company has agreed to file a shelf registration statement with the SEC covering resales of the Notes.

The foregoing description of registration rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of June 29, 2020, by and among Meredith Corporation, the Guarantors and U.S. Bank National Association, as trustee

4.2	Form of Note (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated as of June 29, 2020, by and among Meredith Corporation, the Company, the subsidiary guarantors party thereto and RBC Capital Markets, LLC

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: June 30, 2020